Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

            This Amendment No. 4 to Credit Agreement (this "Amendment") is dated as of June 13, 2005, by and among THE DAVEY TREE EXPERT COMPANY, an Ohio corporation ("Borrower"), the lenders party to the Credit Agreement, as hereinafter defined (the "Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent").

            WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement, dated as of November 8, 2002, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for revolving loans, letters of credit and other financial accommodations, all upon certain terms and conditions stated therein (the "Credit Agreement"); and

            WHEREAS, Borrower, Agent and the Banks desire to further amend the Credit Agreement to modify certain provisions thereof;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

             Section 1.     Definitions.  Each capitalized term used herein and not otherwise defined in this Amendment shall be defined in accordance with the Credit Agreement.

             Section 2.     Amendments.

             2.1     New Definitions.  Article I of the Credit Agreement is hereby amended to add the following new definitions thereto in appropriate alphabetical order:

                       "Amendment No. 4 Effective Date" shall mean June 13, 2005.

                        "Insurance Subsidiary" shall mean Standing Rock Insurance Company, a Vermont corporation.

                        "Insurance Subsidiary Letter of Credit" shall mean any standby letter of credit issued at the request of the Insurance Subsidiary which standby letter of credit (and any application and reimbursement entered into in connection therewith) may, at the request of Borrower, contain a waiver of reimbursement or setoff rights against the Insurance Subsidiary by KeyBank National Association.

                        "Parent Guaranty of Payment" shall mean a Guaranty of Payment of Debt, in form and substance satisfactory to Agent and the Banks, executed and delivered by Borrower on the Amendment No. 4 Effective Date pursuant to which Borrower shall guaranty the payment in full of all of the obligations of the Insurance Subsidiary with respect to each Letter of Credit issued for its account or at their request.

             2.2     Amended Definitions.  Article I of the Credit Agreement is hereby amended to delete the definitions "Guaranty of Payment," "Letter of Credit" and "Letter of Credit Commitment" therefrom and to insert in place thereof the following:

                        "Guaranty of Payment" shall mean (a) in the case of Borrower, the Parent Guaranty of Payment, and (b) in the case of any Subsidiary of Borrower, each of the Guaranties of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

                        "Letter of Credit" shall mean (a) any Insurance Subsidiary Letter of Credit, and (b) any other standby letter of credit that shall be issued by Agent for the benefit of Borrower or a Guarantor of Payment, in each case including amendments thereto, if any, and having an expiration date no later than the earlier of  (i) one (1) year after its date of issuance or (ii) thirty (30) days prior to the last day of the Commitment Period; provided, however, that any Letter of Credit may contain an automatic renewal provision so long as any Letter of Credit that has an automatic renewal provision permits Agent, as the issuing bank, to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.

                        "Letter of Credit Commitment" shall mean the commitment of Agent, on behalf of the Banks, to issue Letters of Credit in an aggregate outstanding face amount of up to Seventy Million Dollars ($70,000,000), during the Commitment Period, on the terms and conditions set forth in Section 2.1B hereof, as such amount may be increased in accordance with Section 2.5(e) hereof; provided, however, that at no time shall the outstanding face amount of Insurance Subsidiary Letters of Credit exceed Five Million Dollars ($5,000,000).

             2.3     Amendments to Section 2.1.  Section 2.1 of the Credit Agreement is hereby amended to amend and restate subpart B thereof in its entirety as follows:

                        B.         Letters of Credit.

                        Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall, in the name of KeyBank National Association, but only as Agent for the Banks, issue such Letters of Credit for the account of Borrower, any Guarantor of Payment or the Insurance Subsidiary as Borrower may from time to time request.  Borrower shall not request any Letter of Credit (and Agent shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the Letter of Credit Exposure would exceed the Letter of Credit Commitment or (b) the Revolving Credit Exposure would exceed the Total Commitment Amount.  The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank's Commitment Percentage.

                        Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued.  Each such request shall be in a form acceptable to Agent and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby.  Concurrently with each such request, Borrower, any Guarantor of Payment for whose benefit the Letter of Credit is to be issued, or the Insurance Subsidiary, as appropriate, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent.  Agent shall give each Bank notice of each such request for a Letter of Credit.

                        In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower, a Guarantor of Payment or the Insurance Subsidiary, Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears at a rate per annum equal to the Applicable LIBOR Margin (in effect on the date such Letter of Credit is issued or renewed) times the face amount of such Letter of Credit during such fiscal quarter; (b) to pay to Agent, for its own account as issuing bank, a fronting fee based upon the face amount of the Letter of Credit, which shall be paid on each date that such Letter of Credit is issued or renewed, at a rate per annum equal to ten (10) basis points times the face amount of such Letter of Credit; and (c) to pay to Agent, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by Agent under its fee schedule as in effect from time to time.

                        Whenever a Letter of Credit is drawn, Borrower shall immediately reimburse Agent for the amount drawn.  In the event that the amount drawn is not reimbursed by Borrower within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent, Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Section 2.1A, in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes.  Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Bank acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.1A when required by this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated.  Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, Agent for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder.  Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

             2.4     Amendment to Section 5.11.  Section 5.11 is hereby amended to add the following new subpart (xii) thereto:

                        (xii)     (i) the obligations of Borrower pursuant to the Parent Guaranty, and (ii) investments by Borrower in the Insurance Subsidiary in an aggregate amount not to exceed One Million Dollars ($1,000,000), provided that insurance premiums paid by any Company to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 5.11;

             2.5     Amendment to Section 5.20.  Section 5.20 of the Credit Agreement is hereby amended and restated in its entirety:

                        SECTION 5.20     SUBSIDIARY GUARANTIES.  Each Subsidiary or other affiliate of a Company created, acquired or held subsequent to the Closing Date shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Required Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Required Banks; provided, however, that (a) the Insurance Subsidiary shall not be required to execute and deliver a Guaranty of Payment, (b) a Subsidiary shall not be required to execute such Guaranty of Payment so long as (i) the book value of the total assets of such Subsidiary is less than One Million Dollars ($1,000,000), (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) does not exceed the aggregate amount of Five Million Dollars ($5,000,000), and (iii) the amount of total net sales of such Subsidiary is less than One Million Dollars ($1,000,000); and (c) a Foreign Subsidiary shall not be required to execute a Guaranty of Payment to the extent that such Guaranty of Payment will result in adverse tax consequences for Borrower.  In the event that the book value of the total assets and/or the amount of total net sales of any Subsidiary (other than the Insurance Subsidiary) that is not a Guarantor of Payment are at any time equal to or greater than One Million Dollars ($1,000,000), Borrower shall provide Agent and the Banks with prompt written notice of such asset value.

             Section 3.     Effectiveness.

             3.1     Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                        (i)     Amendment Executed.  This Amendment shall have been executed by Borrower, Agent and each Bank, and counterparts hereof as so executed shall have been delivered to Agent, and each Guarantor of Payment shall have acknowledged the terms hereof.

                        (ii)     Parent Guaranty.  Borrower shall have executed and delivered to Agent the Parent Guaranty of Payment.

                        (iii)     Officer's Certificate; Resolutions.  Borrower and each Guarantor of Payment shall have delivered to each Bank an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign this Amendment and the other documents being executed or delivered in connection herewith, together with the true signatures of such officers and certified copies of the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of this Amendment and such other documents.

                        (iv)     Amendment and Legal Fees.  Borrower shall have paid to Agent for the pro rata benefit of the Banks a letter of credit increase fee in the amount of Ten Thousand Dollars ($10,000) as required pursuant to Section 2.13(e) of the Credit Agreement.

             3.2     Effective Date.  This Amendment shall be effective on the date upon which the conditions precedent set forth in Section 3.1 above are satisfied.  Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after such date.

             Section 4.     Representations and Warranties.  Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

             Section 5.     Miscellaneous.

             5.1     Waiver.  Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

             5.2     Credit Agreement Unaffected.  Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.  This Amendment is a Related Writing, as defined in the Credit Agreement.

             5.3     Counterparts.    This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

             5.4     Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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             5.5     JURY TRIAL WAIVER.  BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                                  THE DAVEY TREE EXPERT COMPANY

                                                                  By: /s/ David E. Adante
                                                                  Name:  David E. Adante
                                                                  Title:  Executive Vice President, CFO and Secretary

                                                                  and /s/ Bradley L. Comport
                                                                  Name:  Bradley L. Comport
                                                                  Title:  Treasurer

                                                                  KEYBANK NATIONAL ASSOCIATION,
                                                                  as Agent and as a Bank

                                                                  By: /s/ Michael V. Panichi
                                                                  Name:  Michael V. Panichi
                                                                  Title:  Vice President

                                                                  NATIONAL CITY BANK

                                                                  By: /s/ Ronald J. Majka
                                                                  Name:  Ronald J. Majka
                                                                  Title:  Senior Vice President

                                                                  FIRSTMERIT BANK, N.A.

                                                                  By: /s/ George Robert Mohr
                                                                  Name:  George Robert Mohr
                                                                  Title:  Vice President

                                                                  WELLS FARGO BANK, NATIONAL
                                                                  ASSOCIATION

                                                                  By: /s/ Andrew T. Cavallari
                                                                  Name:  Andrew T. Cavallari
                                                                  Title:  Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

            The undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 4 to Credit Agreement. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment of Debt executed by the undersigned shall remain in full force and effect and be unaffected hereby.

            The undersigned hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

            JURY TRIAL WAIVER.  THE UNDERSIGNED, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE UNDERSIGNED, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                                  DAVEY TREE SURGERY COMPANY

                                                                  By: /s/ David E. Adante
                                                                  Name:  David E. Adante
                                                                  Title:  Executive Vice President and CFO

PARENT GUARANTY OF PAYMENT

            This PARENT GUARANTY OF PAYMENT (as the same may from time to time be amended, restated, supplemented or otherwise modified, this "Guaranty") is entered into as of June 13, 2005 by THE DAVEY TREE EXPERT COMPANY, an Ohio corporation ("Guarantor"), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent ("Agent"), for the benefit of the Banks, as hereinafter defined.

Recitals:

            A.     Guarantor is a party to the Credit Agreement, as hereinafter defined, with Agent and the lending institutions from time to time parties thereto (together with their respective successors and assigns, collectively, "Banks" and, individually, each a "Bank").

            B.     STANDING ROCK INSURANCE COMPANY, a Vermont corporation ("Insurance Subsidiary"), is a wholly-owned subsidiary of Guarantor that desires to obtain Letters of Credit, as hereinafter defined, under the Credit Agreement and Guarantor deems it to be in its direct pecuniary and business interests that Insurance Subsidiary obtain such Letters of Credit provided for in the Credit Agreement.

            C.     Guarantor understands that the Banks are willing to make Letters of Credit available to the Insurance Subsidiary only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the LC Obligations, as hereinafter defined, and this Guaranty is being executed and delivered in consideration of the foregoing and for other valuable considerations.

            Section 1.     Definitions.  Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement have the respective meanings ascribed to such terms in the Credit Agreement. As used herein, the following terms have the following meanings:

            "Collateral" means, collectively, all property, if any, securing the Debt or any part thereof at the time in question.

            "Credit Agreement" means the Credit Agreement executed by and among Guarantor, Agent and the Banks, dated as of November 8, 2002, as amended and as the same may from time to time be further amended, restated or otherwise modified.

             "Insurance Company Insurance Subsidiary Letter of Credit" means any Insurance Subsidiary Insurance Subsidiary Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

             "LC Obligations" means, collectively, all of the Indebtedness and other obligations incurred by Insurance Subsidiary to Agent or the Banks in connection with any Insurance Subsidiary, including, but not limited, all reimbursement obligations with respect any draw under any such Insurance Subsidiary Letter of Credit.

            "Obligor" means any Person that, or any of whose property, is or shall be obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

            "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

            Section 2.     Guaranty of LC Obligations.  Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of all of the LC Obligations, whether now existing or hereafter arising, as and when the respective parts thereof become due and payable.  If the LC Obligations, or any part thereof, is not paid in full when due and payable, Agent, on behalf of the Banks, in each case, has the right to proceed directly against Guarantor under this Guaranty to collect the payment in full of the LC Obligations, regardless of whether or not Agent, on behalf of the Banks, has theretofore proceeded or is proceeding against any other Obligor or Collateral, if any, or any of the foregoing. Agent and the Required Banks, in their sole discretion, may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that Agent or the Banks may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent and the Required Banks, in their sole discretion, may from time to time deem expedient to collect the payment in full of the LC Obligations; provided, however, that neither Agent nor any Bank shall have any right to proceed against Insurance Subsidiary for any of the LC Obligations.

            Section 3.     Payments Conditional.  Whenever Agent or any Bank credits any payment to the LC Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment is final and valid as to all the world.  Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied is dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied is thereafter recovered by any trustee in bankruptcy or any other Person, each Bank, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if such Bank may no longer have in its possession any evidence of the LC Obligations to which the payment in question was applied.

            Section 4.     Guarantor's Obligations Absolute and Unconditional.  Regardless of the duration of time, regardless of whether Insurance Subsidiary may from time to time cease to be indebted to the Banks and irrespective of any act, omission or course of dealing whatever on the part of Agent or any Bank, Guarantor's liabilities and other obligations under this Guaranty shall remain in full effect until the payment in full of the LC Obligations.  Without limiting the generality of the foregoing:

             (a)     Guarantor's liabilities and other obligations under this Guaranty shall survive any dissolution of Guarantor; and

            (b)     Guarantor's liabilities and other obligations under this Guaranty are absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, the Notes, any Loan Document or any other agreement, instrument or document evidencing the Debt or related thereto, or any other defense available to Guarantor in respect of this Guaranty.

            Section 5.     Disability of Obligor.  Without limiting the generality of any of the other provisions hereof, Guarantor agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, Agent and the Required Banks, in their sole discretion, may declare the unpaid principal balance of and accrued interest on the LC Obligations to be forthwith due and payable in full without notice.  Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon the demand of Agent, on behalf of the Banks, whenever made, pay to Agent, for the benefit of the Banks, an amount equal to the then unpaid principal balance of and accrued interest on the LC Obligations.

            Section 6.     Subrogation Rights.  Guarantor hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the Bankruptcy Code, or otherwise) against Insurance Subsidiary and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from Insurance Subsidiary that it may at any time otherwise have as a result of this Guaranty.

            Section 7.      Notice.  All notices, requests, demands and other communications provided for hereunder shall be in given in accordance with the Credit Agreement.

            Section 8.     Miscellaneous.  This Guaranty binds Guarantor and its successors and assigns and inures to the benefit of Agent and each Bank and their respective successors and assigns, including, without limitation, each holder of any Note evidencing any Debt.  If, at any time, one or more provisions of this Guaranty is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.  This Guaranty constitutes a final written expression of all of the terms of this Guaranty, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof.  The relationship between (a) Guarantor and (b) Agent and the Banks with respect to this Guaranty is solely that of debtor and creditors, respectively, and Agent and the Banks have no fiduciary obligation toward Guarantor with respect to this Guaranty or the transactions contemplated hereby.  The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Guaranty.

            Section 9.     Payments Net of Taxes.  All payments on account of principal, if any, interest and other fees and amounts payable hereunder shall be made without set-off or counterclaim and, unless otherwise required by law, shall be made free and clear of and without deduction for withholding tax or similar tax, present or future, imposed by any taxing authority in any jurisdiction (a "Tax").  If Guarantor shall be required to withhold or pay any Tax, it shall make the required withholding and payment in accordance with and within the time allowed by law, and shall nonetheless pay to the appropriate Bank such additional amounts as shall be necessary to cause such Bank actually to receive in full all amounts (after taking account of any further deduction or withholding that is required to be made as a consequence of the payment of such additional amounts) on account of principal and interest or other fees or amounts owing to it hereunder, as if such Tax had not been paid.  As soon as practicable after the date that any Tax shall become due and payable, (i) Guarantor shall give to such Bank the original or a copy of a receipt for the payment of the Tax, or, if such receipts are not issued by or received from the taxing authority to which the Tax was paid, a certificate of an officer of Guarantor, confirming the date and amount of the payment so made and reasonable details of the calculation of the amount due; and (ii) Guarantor shall indemnify and save such Bank harmless from and against any claim, liability, loss, cost, expense (including without limitation legal, accounting and other professional fees, and interest and penalty charges or fines imposed by any taxing authority in respect of or arising from non-payment of such Tax) to which such Bank may be exposed or that it may incur, by reason of Guarantor's failure to make punctual payment of any amount required to be paid to a taxing authority pursuant to this Section.

            Section 10.     Obligations.  The obligations of Guarantor under this Guaranty are independent of the obligations of any other Obligor, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against any other Obligor and whether or not any other Obligor is joined in any such action.

            Section 11.     Governing Law; Submission to Jurisdiction.  The provisions of this Guaranty and the respective rights and duties of Guarantor, Agent and the Banks hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws.  Guarantor hereby irrevocably submits to the non‑exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Guaranty, any Loan Document or any Related Writing, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court.  Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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            Section 12.     JURY TRIAL WAIVER.  GUARANTOR, AGENT, AND THE BANKS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG INSURANCE SUBSIDIARY, GUARANTOR, AGENT, AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

            IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                                                  THE DAVEY TREE EXPERT COMPANY

                                                                  By: /s/ David E. Adante
                                                                  Name:  David E. Adante
                                                                  Title:  Executive Vice President, CFO and Secretary